UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WPT ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXIES AND VOTING
ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Stock Performance Graph
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG WPT ENTERPRISES, INC., THE NASDAQ COMPOSITE INDEX AND THE RUSSELL 2000 INDEX
OTHER MATTERS
INDEPENDENT AUDITORS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY STOCKHOLDER PROPOSALS
SOLICITATION
APPENDIX A

WPT Enterprises, Inc.
5700 Wilshire Boulevard
Suite 350
Los Angeles, California 90036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 1, 2005
To the Stockholders of WPT Enterprises, Inc.:
      Please take notice that the Annual Meeting of Stockholders of WPT Enterprises, Inc. will be held, pursuant to due call by our Board of Directors, at the Sofitel Los Angeles Hotel, 8555 Beverly Boulevard, Los Angeles, California 90048 at 10:00 a.m. P.S.T. on Wednesday, June 1, 2005, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of nine directors to our Board of Directors; and

2.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.
      Pursuant to due action of our Board of Directors, stockholders of record on April 5, 2005 will be entitled to vote at the meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of WPT Enterprises, Inc.’s common stock present in person or represented by proxy at the Annual Meeting.
      A PROXY FOR THIS MEETING IS ENCLOSED HEREWITH. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THIS MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

W. Todd Steele,
Chief Financial Officer and Secretary
May 5, 2005

WPT ENTERPRISES, INC.
5700 Wilshire Boulevard
Suite 350
Los Angeles, California 90036
PROXY STATEMENT
Annual Meeting of Stockholders to be Held
June 1, 2005
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WPT Enterprises, Inc. (“WPTE,” or the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sofitel Los Angeles Hotel, 8555 Beverly Boulevard, Los Angeles, California 90048 at 10:00 a.m. P.S.T. on Wednesday, June 1, 2005, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of nine directors to our Board of Directors; and

2.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.
      The approximate date on which we first sent this Proxy Statement and the accompanying proxy to our stockholders was May 5, 2005.
PROXIES AND VOTING
      Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on April 5, 2005 (the “Record Date” for the Annual Meeting) will be entitled to vote at the Annual Meeting or any adjournments thereof. There were 20,120,000 shares of our Common Stock outstanding on the Record Date. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.
      Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Each nominee to be elected as a director named in Proposal One must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. The approval of any other matters to be considered at the Annual Meeting shall require the affirmative vote of the holders of a majority of the Company’s stockholders that are present and entitled to vote at the Annual Meeting on such matters. A stockholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.
      Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the proxy at any time prior to its use by giving notice of such revocation to our Secretary in writing, in open meeting or by executing and delivering a new proxy to our Secretary. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy.
      All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.
      The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement.
      While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)
      The Board of Directors currently consists of nine (9) directors, each of whom has been nominated by the Board of Directors for re-election by the stockholders. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting of the Stockholders, or until his or her successor is elected and shall have qualified. The names and ages of the nominees, their positions with the Company, and their principal occupations and tenure as directors, which are set forth below, are based upon information furnished to us by each nominee.

Name and Age of	Principal Occupation, Business Experience	Director
Director	For Past Five Years and Directorships of Public Companies	Since

Lyle Berman Age 63	Chairman of the Board since our inception in March 2002 and Executive Chairman since April 1, 2005. Mr. Berman served as our Chief Executive Officer from February 25, 2004 until April 1, 2005. Since January 1999, Mr. Berman has served as the Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. (“Lakes”), a publicly-held company that develops and manages Indian-owned casinos. Lakes owns a majority of our Common Stock through its wholly owned subsidiary, Lakes Poker Tour, LLC. From November 1999 until May 2000, Mr. Berman served as President of Lakes. Mr. Berman served as the Chairman of the Board of Directors of Grand Casinos, Inc. from October 1991 through December of 1998. Mr. Berman served as Chief Executive Officer of Rainforest Cafe, Inc. from February 1993 until December 2000. Mr. Berman is also a director of Wilsons The Leather Experts Inc. Lyle Berman is the father of Bradley Berman, who serves as a director of both the Company and Lakes.	2002

Steven Lipscomb Age 43	Chief Executive Officer since April 1, 2005 and our President and Founder since our inception in March 2002. Mr. Lipscomb previously served as Chief Executive Officer of our predecessor company, World Poker Tour, LLC, from March 2002 until February 24, 2004. Mr. Lipscomb is the creator and Executive Producer of the World Poker Tour television series. Prior to forming World Poker Tour, LLC in March 2002, Mr. Lipscomb was an independent producer through his company, Lipscomb Entertainment, producing and directing award-winning television and film. Poker related programs included “On the Inside of The World Series of Poker” for the Discovery Channel in 1999, the “2001 Tournament of Champions of Poker” and “Cruisin’ to a Million” for the Travel Channel, a television program showcasing a million-dollar poker tournament on a cruise ship in the Mexican Riviera. In his previous career, Mr. Lipscomb was an attorney with the law firm of Gibson, Dunn and Crutcher LLP in Los Angeles, California.	2002

Michael Beindorff Age 52	Mr. Beindorff serves as the Chief Operating Officer of Exclusive Resorts, a company that sells interests in a luxury residence club. Most recently, he served as President of GreenTree Group, a marketing, branding and management consulting firm based in Denver, Colorado. Prior to founding GreenTree in 2002, he spent three years at PlanetRx.com as President and later as CEO and Chairman.	2004

Bradley Berman Age 34	Since 1998, Mr. Berman has served as the Vice President of Gaming at Lakes. Since 1998, Mr. Berman has also served as President of King Show Games, LLC, a company that develops interactive games that leverage the trends in the video slot machine arena. Bradley Berman is the son of Lyle Berman, our Executive Chairman and the Chairman and Chief Executive Officer of Lakes.	2004

Name and Age of	Principal Occupation, Business Experience	Director
Director	For Past Five Years and Directorships of Public Companies	Since

Joseph S. Carson, Jr. Age 42	Since November 2004, Mr. Carson has served as Chief Executive Officer of Bunim-Murray Productions, a television production company. From 1995 until he joined Bunim-Murray in November 2001, Mr. Carson oversaw the production and finance functions at Twentieth Television, a division of Fox Studios. Previously, Mr. Carson held a number of financial positions with Sony Pictures Entertainment, including serving as the production accountant for “Days of Our Lives” and “The Young and the Restless.”	2004

Timothy J. Cope Age 53	Mr. Cope served as our Interim Chief Financial Officer from March 2004 until June 21, 2004. Mr. Cope has served as President of Lakes since May 2003 and as Chief Financial Officer, Secretary and a director of Lakes since December 1998. Mr. Cope served as Chief Financial Officer of Grand Casinos, Inc. from January 1994 through December 1998, and served as Executive Vice President of Grand Casinos, Inc. from April 1997 through December 1998. Mr. Cope also served as a director of Grand Casinos, Inc. from February 1998 through December 1998.	2002

Ray M. Moberg Age 56	After 33 years, Mr. Moberg retired from Ernst & Young in 2003, where he served as the managing partner of Ernst & Young’s Reno, Nevada office from 1987 until his retirement. Mr. Moberg also serves as a director of Lakes.	2004

Glenn Padnick Age 56	Mr. Padnick became the founding partner of Castle Rock Entertainment in 1987, where he led that company’s television production and development activities until January 2003. Mr. Padnick continues to provide services to Castle Rock Entertainment in connection with production of DVD products based on that company’s television concepts.	2004

Mimi Rogers Age 50	For the past 23 years, Ms. Rogers has worked professionally as an actor in numerous feature films and television shows. In addition, Ms. Rogers co-owns and manages Millbrook Farm Productions, a film and television production company that she co-founded nine years ago. For the last three years, Ms. Rogers has been the co-owner of Clear Messaging, LLC, an answering service based in Newton, New Jersey.	2004
EXECUTIVE COMPENSATION
      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended January 2, 2005 (“fiscal 2004”) December 28, 2003 (“fiscal 2003”), and December 29, 2002, awarded to or earned by (i) each individual that served as our Chief Executive Officer during fiscal 2004; and (ii) each individual who served as an executive officer at the end of fiscal 2004 who received in excess of $100,000 in salary and bonus during such fiscal year (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards

							Securities
							Underlying
	Fiscal			Other Annual	Restricted Stock		Options		All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)		(#)		Compensation($)

Lyle Berman[1]	2004	-0-	-0-	-0-	-0-		-0-		-0-
Chief Executive	2003	-0-	-0-	-0-	-0-		-0-		-0-
Officer	2002	-0-	-0-	-0-	-0-		-0-		-0-

Steven Lipscomb[2]	2004	503,406	50,000	-0-	-0-		600,000	[3]	12,807	[4]
Founder and	2003	200,000	50,000	-0-	-0-		-0-		12,338	[4]
President	2002	166,667	-0-	-0-	19,200	[5]	-0-		5,703	[4]

Audrey Kania	2004	229,200	-0-	-0-	-0-		200,000	[3]	-0-
Executive Vice	2003	180,000	-0-	-0-	-0-		-0-		-0-
President	2002	152,308	-0-	-0-	-0-		400,000	[6]	-0-

Robyn Moder	2004	222,000	-0-	-0-	-0-		200,000	[3]	-0-
Executive Vice	2003	136,539	-0-	-0-	-0-		-0-		-0-
President	2002	76,154	-0-	-0-	-0-		400,000	[6]	-0-

W. Todd Steele	2004	91,065	15,000	-0-	-0-		100,000	[3]	-0-
Chief Financial	2003	-0-	-0-	-0-	-0-		-0-		-0-
Officer and	2002	-0-	-0-	-0-	-0-		-0-		-0-
Secretary

(1)	Mr. Berman resigned as our Chief Executive Officer and was named Executive Chairman on April 1, 2005.

(2)	Mr. Lipscomb was appointed as our Chief Executive Officer on April 1, 2005.

(3)	These options vest in three equal annual installments commencing August 9, 2005.

(4)	Includes insurance premium amounts and 401(k) match reimbursed to or contributed on behalf of such individual.

(5)	Represents 15,000 limited liability company units of World Poker Tour, LLC, the Company’s predecessor prior to its conversion to a corporation, which units were converted into 2,400,000 shares of the Company’s Common Stock on July 28, 2004; the per unit value of each limited liability company unit on the date of grant, as determined by the World Poker Tour, LLC Board of Governors, was $0.78 (representing a per share value of $0.0049). At January 2, 2005, Mr. Lipscomb held 1,200,000 shares of restricted stock which would have a market value of $20,400,000 if freely tradeable (based on the last reported sale on the Nasdaq National Market of the Company’s Common Stock on December 31, 2004, the last trading day before January 2, 2005).

(6)	These options vest in four equal annual installments commencing February 25, 2003.

OPTION GRANTS IN LAST FISCAL YEAR
      The following table sets forth the number of individual grants of stock options made during fiscal 2004 to the Named Executives.

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rate
	Number of		Percentage of Total			of Stock Price
	Securities		Options Granted to	Exercise or		Appreciation[1]
	Underlying		Employees in	Base Price	Expiration
Name	Option Granted		Fiscal Year	($/Share)	Date	5%($)	10%($)

Lyle Berman	—		—	—	—	—	—
Steven Lipscomb	600,000	[2]	41.6	8.00	8/9/2014	3,018,694	7,649,964
Audrey Kania	200,000	[2]	13.9	8.00	8/9/2014	1,006,231	2,549,988
Robyn Moder	200,000	[2]	13.9	8.00	8/9/2014	1,006,231	2,549,988
W. Todd Steele	100,000	[2]	6.9	8.00	8/9/2014	503,116	1,274,994

(1)	The amounts reflected in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s Common Stock.

(2)	These options vest in three equal annual installments commencing August 9, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES
      The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons as of January 2, 2005 (the end of fiscal 2004).

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-The-Money Options
	Shares		Options at FY-End(#)		at FY-End($)[1]
	Acquired on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle Berman	-0-	-0-	-0-	-0-	-0-	-0-
Steven Lipscomb	-0-	-0-	-0-	600,000	-0-	5,400,000
Audrey Kania	-0-	-0-	200,000	400,000	3,399,020	5,199,020
Robyn Moder	-0-	-0-	200,000	400,000	3,399,020	5,199,020
W. Todd Steele	-0-	-0-	-0-	100,000	-0-	900,000

(1)	These amounts represent the difference between the exercise price of the in-the-money options and market price of the Company’s Common Stock on December 31, 2004 (the last trading day before January 2, 2005). The last reported sale on the Nasdaq National Market on that date was $17.00. Options are in-the-money if the market value of the shares covered thereby is greater than the exercise price.
Employment Agreements
      On March 4, 2002, the Company entered into a written employment agreement with Steven Lipscomb pursuant to which he served as Chief Executive Officer. In connection with entering into the agreement, the Company issued 15,000 limited liability company membership units to Mr. Lipscomb that are subject to forfeiture restrictions which lapse in equal installments over four years, subject to acceleration in the event Mr. Lipscomb’s employment is terminated without “Cause” or there is a “Change of Control” (each as defined). Upon conversion into the corporation, these limited liability company membership units converted into 2,400,000 shares of Common Stock, and the forfeiture restrictions have lapsed on 1,800,000 shares. The forfeiture restrictions on the remaining 600,000 shares will lapse on February 25, 2006. Until the restrictions have lapsed with respect to any portion of Mr. Lipscomb’s restricted shares, the shares will be immediately forfeited to the Company if Mr. Lipscomb’s employment is terminated for “Cause” (as defined) or a gaming authority determines that Mr. Lipscomb is unsuitable or unqualified to be associated with Lakes or a subsidiary of Lakes.
      Pursuant to the terms outlined in a letter agreement dated April 14, 2004 by and between the Company and Steve Lipscomb, the Company entered into an employment agreement with Mr. Lipscomb dated April 1, 2005 finalizing the terms of his employment. Under the agreement, Mr. Lipscomb will serve as President and Chief Executive Officer of the Company until the agreement expires on December 29, 2006. During the term of the agreement, Mr. Lipscomb is entitled to receive an annualized base salary of $500,000, subject to increase at the discretion of the compensation committee of the Company’s Board of Directors. Mr. Lipscomb is eligible for an annual bonus of 5% of the amount the Company’s net income exceeds $3,000,000 for any fiscal year during the term of the agreement. Mr. Lipscomb is entitled to a pro rata portion of this bonus if he is terminated for Cause (as defined in the employment agreement). Mr. Lipscomb is also eligible to participate in a bonus plan for Company employees that pays aggregate annual bonuses equal to 10% of the Company’s net profits for each fiscal year. The Company also granted Mr. Lipscomb options to purchase 600,000 shares of the Company’s Common Stock at $8.00 per share on August 9, 2004, which options will vest in equal installments over three years beginning August 9, 2005.
      Effective as of April 15, 2004, we entered into two-year employment agreements with Audrey Kania and Robyn Moder under which each serves as an Executive Vice President. Under their respective agreements, Ms. Kania and Ms. Moder are each entitled to an annualized base salary of $250,000 and each received options on August 9, 2004, the effective date of our initial public offering, to purchase 200,000 shares of our Common Stock at the initial public offering price of $8.00 per share. These options vest in equal annual installments over three years commencing on August 9, 2005. The agreements also provide for participation in future incentive compensation programs and benefit packages that may be established by our Board of Directors on the same terms as other senior and/or executive vice presidents. If we terminate the agreements without cause (as defined in the agreement), Ms. Kania and Ms. Moder, as applicable, will be entitled to (i) receive her base salary (as provided under the agreement) and her incentive compensation (based on the average incentive compensation received during the preceding two year period) for a period of six months following her termination, and (ii) automatic vesting of any unvested options to purchase 400,000 shares of Common Stock granted to each of them on February 25, 2003.
Director Compensation
      We pay an annual fee of $25,000 to each of our directors who is not otherwise employed by us or our subsidiaries (a “Non-Employee Director”) and each is reimbursed for travel and incidental expenses incurred in connection with attending Board meetings. In addition, upon initial election to the Board, each outside director receives an option to purchase 12,000 shares of our Common Stock at an exercise price equal to the fair market value of the shares on the date of grant. Each option will have a term of ten years and will vest in equal annual installments over three years.
      During fiscal 2004, options were granted to the following non-employee directors:

		Number of Shares
Name	Date Options Granted	Granted	Exercise Price	Vesting Schedule

Michael A. Beindorff	11/30/2004	12,000	$14.51	[1]
Bradley Berman	8/9/2004	12,000	$8.00	[2]
Joseph S. Carson, Jr.	8/9/2004	12,000	$8.00	[2]
Timothy J. Cope	8/9/2004	12,000	$8.00	[2]
Ray Moberg	8/9/2004	12,000	$8.00	[2]
Glenn Padnick	8/9/2004	12,000	$8.00	[2]
Mimi Rogers	8/9/2004	12,000	$8.00	[2]

(1)	Option vests in one-third increments annually beginning on November 30, 2005.

(2)	Option vests in one-third increments annually beginning on August 9, 2005.
      Members of the Board who are also employees of the Company receive no stock options or performance shares for their services as directors.
Executive Officers

		Principal Occupation, Business Experience for Past Five Years
Name and Title	Age	and Directorships of Public Companies

Lyle Berman	63	See “Election of Directors (Proposal One)” above.
Chairman of the Board and Executive Chairman
Steven Lipscomb	43	See “Election of Directors (Proposal One)” above.
Founder, Chief Executive
Officer, President and
Director
Audrey Kania	44	Since March 2005, Ms. Kania has served as our Executive Vice
Executive Vice President		President of Strategic Planning and Business Development. From March 2004 until March 2005, Ms. Kania served as our Executive Vice President in charge of consumer products and corporate alliances. From our inception in March 2002 until March 2004, Ms. Kania served as our Senior Vice President. Prior to joining us, Ms. Kania served for three years as an independent business strategy consultant and prior to that, she served for five years as a business development strategist at the Walt Disney Company. Prior to her work at the Walt Disney Company, Ms. Kania analyzed and launched new business ventures for several companies, including Apple Computer, FMC and Continental Can Company.
Robyn Moder	30	Since March, 2003, Ms. Moder has served as our Executive
Executive Vice President		Vice President in charge of WPT Studios. From our inception in March 2002 until March 2003, Ms. Moder served as Supervising Producer of the World Poker Tour television series. Prior to joining us, Ms. Moder served in a freelance capacity for several studios, including CBS from 2001-2002, Paramount Studios during 2001 and Fox and Warner Brothers during 2000.
W. Todd Steele	31	Mr. Steele has served as Chief Financial Officer and Secretary
Chief Financial Officer and		of the Company since June 2004. From April 2003 to June
Secretary		2004, Mr. Steele served as Digital Entertainment Director for Sony Pictures. From June 2002 to April 2003, Mr. Steele was a private consultant. Prior to that, Mr. Steele served PlanetRx.com, Inc. as Director of Finance from October 1999 to August 2000 and as Chief Financial Officer from August 2000 until June 2002.

Stock Performance Graph
      The Securities and Exchange Commission (the “SEC”), requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative return to the Company’s stockholders (based on appreciation of the market price of the Company’s common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company’s common stock price for the period from the Company’s first day of trading on August 10, 2004 through January 2, 2005, to the Nasdaq Composite Index and to the Russell 2000 Index.
      The Company has elected to use the Russell 2000 Index in compiling its stock performance graph because it believes the Russell 2000 Index represents a comparison to competitors with similar market capitalization to the Company.
      The presentation assumes that the value of an investment in each of the Company’s common stock, the Nasdaq Composite Index and the Russell 2000 Index was $100 on August 10, 2004, and that any dividends paid were reinvested in the same security.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG WPT ENTERPRISES, INC., THE NASDAQ
COMPOSITE INDEX AND THE RUSSELL 2000 INDEX

	10-Aug-04	30-Sep-04	31-Dec-04

WPTE	100.00	124.88	212.50
Nasdaq Comp	100.00	106.89	122.58
Russell 2000 Index	100.00	109.69	124.17

* $100 invested on 8/10/04 in stock or index-
including reinvestment of dividends.
Fiscal year ended January 2, 2005.

OTHER MATTERS
Board of Directors and Committees

Board of Directors
      Our Board of Directors is currently comprised of nine members, each of whom is identified under Proposal One (“Election of Directors”). The following directors, who constitute a majority of the Board of Directors, are “independent directors” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards: Michael Beindorff, Joseph S. Carson, Jr., Ray M. Moberg, Glenn Padnick and Mimi Rogers. The Board of Directors held two meetings during fiscal 2004, and took action by written action in lieu of a meeting once. Commencing on the date of our initial public offering of securities on August 9, 2004, the Board of Directors established an audit committee, a corporate governance committee and a compensation committee and adopted charters for each such committee. Each of these charters can be accessed from our website, in the Investor Relations section, at www.worldpokertour.com. Our audit committee charter is attached hereto as Appendix A. All of these charters are consistent with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq Stock Market rules.
      None of our directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2004, and (ii) the total number of meetings held by all committees of the Board on which he or she served.

Audit Committee of the Board of Directors
      The Board of Directors has established a three member audit committee that consists of Messrs. Moberg, Carson and Padnick. The audit committee operates under a written charter adopted by the Board of Directors, which charter is attached as Appendix A to this Proxy Statement. The primary functions of the audit committee are (i) to serve as an independent and objective party to monitor our financial reporting process and internal control system, (ii) to review and appraise the audit efforts of our independent auditors, and (iii) to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the audit committee (or designated members of the audit committee) review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held two meetings during fiscal 2004.
      The Board of Directors has determined that at least one member of the audit committee, Ray Moberg, is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ (“NASD”) listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

Corporate Governance Committee of the Board of Directors
      The Board of Directors has established a corporate governance committee, which also serves as a nominating committee, that consists of Messrs. Moberg, Carson and Padnick, each of whom satisfies the independence requirements of the Nasdaq Stock Market rules.
      The primary role of the corporate governance committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by stockholders) to fill new Board positions. The corporate governance committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
      The corporate governance committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the corporate governance committee approves a candidate for further review following an initial screening, the corporate governance committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the corporate governance committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the corporate governance committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility. Other than as set forth above, the committee has not established any minimum requirements for potential directors.
      Recommendations for candidates to be considered for election to the Board at our annual stockholder meetings may be submitted to the corporate governance committee by our stockholders. Candidates recommended by our stockholders will be considered under the same standards as candidates that are identified by the corporate governance committee. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the corporate governance committee, in care of our Secretary at our headquarters’ address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of our common stock and entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

Compensation Committee of the Board of Directors
      The Board of Directors has established a compensation committee that consists of Messrs. Moberg and Carson and Ms. Rogers. The compensation committee reviews our remuneration policies and practices, makes recommendations to the full Board of Directors in connection with all compensation matters affecting us and administers our incentive compensation plans. The compensation committee met two times during fiscal 2004.
Compensation Committee Interlocks and Insider Participation
      Messrs. Moberg and Carson and Ms. Rogers served as the members of the compensation committee for fiscal 2004. From our inception in March of 2002 until prior to our initial public offering on August 9, 2004, the compensation committee consisted of Lyle Berman, who currently serves as the Chairman of the Board, Executive Chairman and who served as Chief Executive Officer from February 25, 2004 until April 1, 2005, and Steven Lipscomb, who served since our inception as either our Chief Executive Officer (as he currently serves), and/ or President. Mr. Berman also serves as the Chairman of the Board and Chief Executive Officer of Lakes, which holds a majority of our stock through its wholly owned subsidiary, Lakes Poker Tour, LLC.
Ability of Stockholders to Communicate with the Company’s Board of Directors
      We have established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the audit committee in care of our Secretary at our headquarters’ address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board in care of our Secretary at our headquarters’ address. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at our headquarters’ address. All stockholder communications will be forwarded to the applicable director(s).
Report of the Audit Committee
      The audit committee has reviewed audited financial statements of WPT Enterprises, Inc. for fiscal 2004 and discussed them with management.
      The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, promulgated by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.
      The audit committee, based on the review and discussions described above, recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K of WPT Enterprises, Inc. for fiscal 2004 for filing with the SEC.
RAY M. MOBERG
JOSEPH S. CARSON, JR.
GLENN PADNICK
Board Compensation Committee Report on Executive Compensation
      Decisions regarding the compensation of Company executives are generally made by the compensation committee, each member of which is a non-employee director. All decisions by the compensation committee relating to the compensation of the executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the compensation committee addressing the compensation policies for the Company.
      The compensation committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with other companies in the Company’s industry.
      There are three elements in the executive compensation program, all determined by individual and corporate performance.

•	Base salary compensation

•	Annual incentive compensation

•	Stock options
      At his request, Lyle Berman, the Company’s Chief Executive Officer from February 25, 2004 until April 1, 2005, Executive Chairman since April 1, 2005 and Chairman of the Board since our inception, did not receive compensation from the Company for his services in fiscal 2004 and does not currently receive compensation from us. The compensation of each of the other executive officers of the Company in fiscal 2004 was established prior to the Company’s initial public offering (“IPO”) in August 2004 by agreement, as established by the compensation committee. Prior to the IPO, the compensation committee consisted of Mr. Berman and Steve Lipscomb. The current committee was established at the time of the IPO in compliance with the independence requirements of the Nasdaq Stock Market.
      The committee believes that the base salaries of our executive officers for fiscal 2004 are generally comparable to base salaries of executive officers of comparable publicly-held companies in our industry. The committee believes that ongoing base salary compensation should be determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.
      Annual incentive compensation for Company executives is based in part on corporate earnings and growth, principally as measured by our EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), but also includes an overall assessment by the compensation committee of executive management’s individual and collective performance, as well as market conditions. The Company has adopted a bonus plan that pays annual bonuses to Company employees, including executives, in an aggregate amount equal to 10% of the Company’s net profits for each fiscal year. The recipients and amounts of bonuses paid under this plan are based on the criteria outlined above and the recommendations of the Company’s senior management. Steve Lipscomb, Robyn Moder and Audrey Kania each elected to forego participation in this annual bonus pool for fiscal 2004 in order to increase the amount of the bonus pool available for other employees.
      The committee believes stock option awards are an important means of linking the interests of executive management with those of stockholders. At the time of the IPO, each of the executive officers received a stock option grant. The number of stock options granted to each officer was determined by the potential impact the individual has on WPT, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. The committee also believes that in order to incentivize all full-time WPT employees, all such employees should receive stock option grants so they can participate in the success and growth of the company.
Compensation of CEO
      As stated above, Mr. Berman, who was Chief Executive Officer of the Company for most of fiscal 2004, did not receive compensation from us. Mr. Lipscomb served as the Company’s Chief Executive Officer prior to February 24, 2004, and has currently served in that position since April 1, 2005. The amount of Mr. Lipscomb’s compensation was established in a letter agreement signed in April 2004, with the terms embodied in a definitive agreement dated April 1, 2005. The committee believes that Mr. Lipscomb’s salary and stock option package are competitive with executives in other industry-related companies of similar size. Mr. Lipscomb received a performance bonus of $50,000 in fiscal 2004 for reaching revenue milestones in fiscal 2003 under his original employment agreement with World Poker Tour, LLC. In addition, pursuant to his employment agreement, Mr. Lipscomb is entitled to an annual bonus equal to 5% of the amount the Company’s net income exceeds $3 million during any fiscal year of the term of the agreement. The Company did not have net income in excess of $3 million in fiscal 2004, so Mr. Lipscomb did not receive this bonus. Mr. Lipscomb is also eligible to participate in a bonus plan for Company employees that pays aggregate annual bonuses equal to 10% of the Company’s net profits for each fiscal year.
RAY M. MOBERG
JOSEPH S. CARSON, JR.
MIMI ROGERS

INDEPENDENT AUDITORS
      Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the audit committee of our Board of Directors has appointed Deloitte & Touche LLP as our independent auditors for the 2005 fiscal year. The audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in our best interests and the best interests of our stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.
      The following table presents fees billed and accrued for professional audit and other services rendered by Deloitte & Touche LLP during fiscal 2004 and fiscal 2003.

	Fees for Fiscal 2004	Fees for Fiscal 2003

Audit Fees	$425,185	$0
Audit-Related Fees[1]	41,320	0
Tax Fees[2]	0	0
All Other Fees[3]	0	0

Total	$466,505	$0

(1)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees” above.

(2)	Tax Fees consist principally of professional services rendered for tax compliance, tax advice and tax planning.

(3)	All Other Fees in fiscal 2004 consist of fees for permitted non-audit products and services provided which included transaction related consultation.
      The audit committee of the Board of Directors has reviewed fees billed and accrued for professional audit and other services rendered by Deloitte & Touche LLP during fiscal 2004 and, after consideration, has determined that the receipt of these fees by Deloitte & Touche LLP is compatible with the provision of independent audit services. The audit committee discussed these services and fees with Deloitte & Touche LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-approval of Services by Independent Auditors
      As permitted under applicable law, our audit committee may pre-approve from time to time certain types of services, including tax services, to be provided by our independent auditors. As provided in the charter of the audit committee, and in order to maintain control and oversight over the services provided by our independent auditors, it is the policy of the audit committee to pre-approve all audit and non-audit services to be provided by the independent auditors (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent auditors to provide any non-audit services prohibited by law or regulation. For administrative convenience, the audit committee may delegate pre-approval authority to audit committee members who are also independent member of the Board of Directors, but any decision by such a member on pre-approval must be reported to the full audit committee at its next regularly scheduled meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      The Company has one class of voting securities outstanding: Common Stock, $0.01 par value, of which 20,120,000 shares were issued and outstanding as of the close of business on the Record Date. Each share of our Common Stock is entitled to one vote on all matters put to a vote of stockholders.
      The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) all persons known by us to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of the Company’s outstanding Common Stock, (ii) each of the directors and nominees for election to the Board of Directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the address of each stockholder is 5700 Wilshire Boulevard, Suite 350, Los Angeles, California 90036, and each stockholder has sole voting and investment power with respect to the shares beneficially owned.

	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

Lakes Entertainment, Inc.[1,2]	12,480,000	62.0%
Lyle Berman[2,3]	12,480,000	62.0%
Steven Lipscomb	1,685,000	8.4%
Timothy J. Cope[2,4]	12,480,000	62.0%
Audrey Kania[5]	100,000	*
Robyn Moder[5]	100,000	*
W. Todd Steele	0	*
Michael Beindorff	0	*
Bradley Berman	10,000	*
Joseph S. Carson, Jr.	0	*
Ray M. Moberg	0	*
Glenn Padnick	0	*
Mimi Rogers	0	*
All Directors and Officers as a group (12 people)	14,375,000	71.4%

*	Less than 1%

(1)	Lakes Entertainment, Inc. holds all shares through its wholly owned subsidiary, Lakes Poker Tour, LLC.

(2)	Address is 130 Cheshire Lane, Minnetonka, MN 55305.

(3)	Includes 12,480,000 shares beneficially owned by Lakes Entertainment, Inc., a corporation for which Mr. Berman serves as Chairman of the Board and CEO. Mr. Berman disclaims beneficial ownership of these shares.

(4)	Includes 12,480,000 shares beneficially owned by Lakes Entertainment, Inc., a corporation for which Mr. Cope serves as President, Chief Financial Officer and Secretary. Mr. Cope disclaims beneficial ownership of these shares.

(5)	Includes options to purchase 100,000 shares which are currently exercisable.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General and Administrative Services Provided by Lakes.
      During 2004, Lakes, which holds a majority of our stock through its wholly owned subsidiary, Lakes Poker Tour, LLC, provided general and administrative services to us that included accounting, finance and treasury, tax, human resources/personnel, employee benefits, retail, systems support and marketing support.

As reimbursement of compensation for these services, Lakes billed us an amount equal to the gross wages of the Lakes employees that provide services to us based upon the actual time incurred on Company matters. Costs of these services totaled $276,000 in fiscal 2004, $144,000 in fiscal 2003 and $96,000 in fiscal 2002 and are included as selling and administrative expenses and due to Lakes in the accompanying financial statements. Our operations during fiscal 2004 may not be indicative of those that would have occurred if it had operated as an independent company.
      Lyle Berman, who serves as Chairman and CEO of Lakes and who served as our CEO from February 25, 2004 until April 1, 2005 and who now serves as our Executive Chairman, does not and has not received compensation in connection with his service as a director or executive officer of the Company.
Loan Agreement with Lakes.
      We were initially formed on March 4, 2002 as a Delaware limited liability company named “World Poker Tour, LLC,” approximately 84% of which was held by Lakes Poker Tour, LLC (a wholly owned subsidiary of Lakes) and approximately 16% of which was held by Steven Lipscomb. On July 28, 2004, we converted into a Delaware corporation named WPT Enterprises, Inc.
      As of March 4, 2002, we entered into a Loan Agreement (the “Loan Agreement”) with Lakes Poker Tour, LLC, the wholly owned subsidiary of Lakes that holds a majority of our common stock. Pursuant to the Loan Agreement, we were allowed to borrow up to $4,000,000 pursuant to a promissory note. The note accrued interest at an annual rate of 6.2%. The note matured and was payable in full on March 4, 2005. The note was paid in full on July 28, 2004, and no further obligations remain under the note or the Loan Agreement.
License Agreements with Lakes and Sklansky Games, LLC
      On May 17, 2004, we entered into a license agreement with Lakes, which holds a majority of our stock through its wholly owned subsidiary, Lakes Poker Tour, LLC. Under this agreement, Lakes obtained a license to utilize the World Poker Tour name and logo in connection with a casino table game that Lakes has developed using certain intellectual property rights of Sklansky Games, LLC. Under the terms of the agreement, we will be entitled to receive a specified minimum annual royalty payment or 10% of the gross revenue received by Lakes from its sale or lease of the game, whichever is greater. In addition to Lakes’ ownership, through Lakes Poker Tour, LLC, of a majority of our Common Stock, Lyle Berman, our Executive Chairman, and Brad Berman, Mr. Berman’s son and a director of the Company, own 28% and 44%, respectively, of the outstanding equity interests in Sklansky Games.
Interests in PokerTek
      The Company has a 15% ownership interest in PokerTek, Inc., a start-up manufacturer and distributor of electronic poker tables. This interest was obtained by loaning PokerTek approximately $185,000 at an annual interest rate equal to the lowest applicable federal rate. Lyle Berman, our Executive Chairman, along with his son Bradley Berman, who is an employee of Lakes and sits on our Board of Directors, made personal investments in PokerTek and, as of January 2, 2005, hold a combined ownership of approximately 3% of PokerTek. Lyle Berman agreed to serve as Chairman of the Board of PokerTek and received an option to purchase 200,000 shares of common stock in that company.
License Agreement with G-III Apparel Group, Ltd.
      Effective as of February 24, 2004, we entered into a non-exclusive license agreement with G-III Apparel Group Ltd. Morris Goldfarb, a Lakes director, is Co-Chairman of the Board and Chief Executive Officer of G-III. Under the agreement, G-III licenses the World Poker Tour name, logo and trademark from us in connection with G-III’s production of certain types of apparel for distribution in authorized channels within the U.S., its territories and possessions and, in certain circumstances, Canada. As consideration for this non-exclusive license, G-III pays royalties and certain other fees to us.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5(s) were required, we believe that during fiscal 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were satisfied.
PROPOSALS OF STOCKHOLDERS
      Any stockholder who desires to submit a proposal for action by the stockholders at the next Annual Meeting must submit such proposal in writing to W. Todd Steele, Chief Financial Officer and Secretary, WPT Enterprises, Inc., 5700 Wilshire Boulevard, Suite 350, Los Angeles, California 90036, by January 30, 2006 to have the proposal included in our proxy statement for the meeting. Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
      Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.
      With respect to our 2006 Annual Meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by April 15, 2006, the management proxies will be allowed to use their discretionary authority as outlined above.
SOLICITATION
      The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.
      The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

WPT ENTERPRISES, INC.

W. Todd Steele,
Chief Financial Officer and Secretary

APPENDIX A
WPT ENTERPRISES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
      I. Purpose. The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of WPT Enterprises, Inc. (the “Corporation”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to oversee the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit of the Corporation’s financial statements performed by the Corporation’s independent accountants, who report directly to the Committee.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.
      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (i) be an “independent director” (as defined by Nasdaq Marketplace Rule 4200(a)(15), except as otherwise permitted by Nasdaq Marketplace Rule 4350(d)(2)(B); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended; (iii) not have participated in the preparation of the Corporation’s financial statements (or any current subsidiary of the Corporation) at any time during the past three years; and (iv), and have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements (including a company’s balance sheet, income statement and statement of cash flows). In addition, each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, or any other comparable experience of background which results in such member’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).
      The Committee shall endeavor to have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the Securities and Exchange Commission (the “Commission”) and other relevant regulations. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation’s periodic filings as required by the Commission.
      Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.
      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      III. Meetings. The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
      IV. Responsibilities and Duties. To fulfill its responsibilities and duties, the Committee is expected to:

1. Provide an open avenue of communication between the Corporation, the independent accountants and the Board.

2. Review the Committee’s charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

3. Maintain sole authority and responsibility for hiring and firing the independent accountants, and maintain direct responsibility for the appointment, compensation, retention and oversight of the independent accountants’ work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committee.

4. Assess the effectiveness of the Corporation’s internal control environment, and evaluate the need for an internal audit function. Discuss with management any significant deficiencies in internal controls that have been identified by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Corporation’s ability to record, process, summarize or report financial data.

5. Confirm and assure the independence of the internal audit function and the independent accountant, including considering whether the independent accountant’s performance of permissible non-audit services and the compensation received for such services is compatible with the independent accountant’s independence. In that regard, the Committee shall be responsible for ensuring its receipt from the independent accountant of a formal written statement, consistent with Standards Board Standard 1, delineating all relationships between such independent accountant and the Corporation.

6. Review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in the Corporation’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

7. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

8. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

9. Consider and review with the independent accountant:

(a) The adequacy of the Corporation’s internal controls, including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

10. Review the following items with management and the independent accountant at the completion of the annual examination and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:

(a) The Corporation’s annual financial statements and related footnotes.

(b) The independent accountant’s audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountant’s audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under SAS numbers 61 and 90.

11. Review with management, and if appropriate, with the independent accountants, the interim financial results that are filed with the Commission or other regulators.

12. Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

13. Review the Corporation’s critical accounting policies and estimates, all alternative treatments of financial information within GAAP discussed between the independent accounts and management, and all other material written communications between the independent accounts and management.

14. Review the internal controls report prepared by management for insertion into the annual report and the independent accountant’s attestation on the assertions of management that are contained in the internal controls report.

15. Ensure there is a process for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting and auditing matters.

16. Ensure that procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

17. Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

18. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

19. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

20. The Committee has the authority to engage and determine funding by the Corporation for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities.

21. The Committee will perform such other functions as assigned by law, the Corporation’s charter or bylaws or the Board.

WPT ENTERPRISES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 1, 2005
10:00 a.m. P.S.T.

SOFITEL LOS ANGELES HOTEL
8555 Beverly Boulevard
Los Angeles, California 90048

WPT Enterprises, Inc. 5700 Wilshire Boulevard, Suite 350 Los Angeles, California 90036	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned, a stockholder of WPT Enterprises, Inc., hereby appoints Steven Lipscomb and W. Todd Steele, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of WPT Enterprises, Inc. to be held at the Sofitel Los Angeles Hotel, 8555 Beverly Boulevard, Los Angeles, California 90048 on June 1, 2005 at 10:00 a.m. P.S.T., and at any and all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters brought before the meeting, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors of the Company Recommends a Vote FOR All Nominees.

1.	Election of directors:	01 Lyle Berman	06 Timothy J. Cope
		02 Steven Lipscomb	07 Ray M. Moberg
		03 Michael Beindorff	08 Glenn Padnick
		04 Bradley Berman	09 Mimi Rogers
05 Joseph S. Carson, Jr.

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Upon such other business as may properly come before the meeting or any adjournments thereof.

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.